SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                  Form 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)   May 19, 1994

                     PINNACLE WEST CAPITAL CORPORATION
           (Exact name of registrant as specified in its charter)

    Arizona                     1-8962             86-0512431
(State or other              (Commission         (IRS Employer
jurisdiction of              File Number)        Identification
incorporation)                                   Number)


400 E. Van Buren St., P. O. Box 52132, Phoenix, AZ        85072-2132
Address of principal executive offices)                   (Zip code)


     Registrant's telephone number, including area code (602) 379-2500



                                    NONE
       (Former name or former address, if changed since last report)

    The following information relates primarily to Pinnacle West Capital Corporation (the "Company") and its principal subsidiary, Arizona Public Service Company ("APS").


ITEM 5.   Other Events

    As previously reported, on March 21, 1994 the Secretary of Labor issued a final order approving a settlement agreement between APS and a former contract employee who had raised a U.S. Department of Labor claim. See "Palo Verde Nuclear Generating Station" in Part II, Item 5 in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994. On May 19, 1994 the Secretary of Labor rescinded the order of March 21, 1994 and remanded the matter to the responsible Administrative Law Judges ordering them to submit new recommended orders (i) clarifying specifically the scope of the settlement agreement and (ii) clarifying the extent to which any claims by the former contract employee remain unresolved by the settlement agreement. APS currently expects that the settlement agreement, as originally approved, will ultimately be approved by the Secretary of Labor.



                                 SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                PINNACLE WEST CAPITAL CORPORATION
                                        (Registrant)


                                By Henry Sargent
                                   -----------------
                                   Henry Sargent
                                   Executive Vice President and
                                   Chief Financial Officer
                                   (Principal Financial Officer
                                   and Officer Duly Authorized
                                   to sign this Report)

Dated:     May 26, 1994